                                                                    EXHIBIT 99.7

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS,INC.,
[MERRILL LYNCH LOGO]   SERIES 2006-SL1


                               ABS NEW TRANSACTION


                             FREE WRITING PROSPECTUS

                          $[367,167,000] (APPROXIMATE)
                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                    MORTGAGE LOAN ASSET-BACKED CERTIFICATES,
                                 SERIES 2006-SL1



                      MERRILL LYNCH MORTGAGE LENDING, INC.
                                     SELLER

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    DEPOSITOR

                           WILSHIRE CREDIT CORPORATION
                                    SERVICER

                       [LASALLE BANK NATIONAL ASSOCIATION]
                                     TRUSTEE

                                JANUARY 18, 2006



        Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                          FREE WRITING PROSPECTUS FOR
                          MERRILL LYNCH MORTGAGE INVESTORS,INC.,
[MERRILL LYNCH LOGO]      SERIES 2006-SL1

                               IMPORTANT NOTICES

The depositor has filed a registration statement (including a prospectus) with the SEC (File no. 333-127233) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus when it is available if you request it by calling the toll-free number at 1-800-248-3580.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any inconsistent information contained in any prior similar free writing prospectus relating to these securities.

Numerous assumptions were used in preparing the Free Writing Prospectus which may or may not be stated therein. The Free Writing Prospectus should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

Any yields or weighted average lives shown in the Free Writing Prospectus are based on prepayment assumptions and actual prepayment experience may dramatically affect such yields or weighted average lives. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates assumed in the Free Writing Prospectus. Furthermore, unless otherwise provided, the Free Writing Prospectus assumes no losses on the underlying assets and no interest shortfall. The specific characteristics of the securities may differ from those shown in the Free Writing Prospectus due to differences between the actual underlying assets and the hypothetical assets used in preparing the Free Writing Prospectus.

This communication shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of the securities discussed in this Free Writing Prospectus in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Please be advised that asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk. Investors should fully consider the risk of an investment in these securities.

        Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

RANGE OF DEBT-TO-INCOME RATIOS (%)

                                                      AGGREGATE                                              WEIGHTED      AVERAGE
                                   NUMBER OF          PRINCIPAL         PERCENT OF        WEIGHTED            AVERAGE     PRINCIPAL
                                    MORTGAGE           BALANCE           MORTGAGE         AVERAGE             CREDIT       BALANCE
RANGE OF DEBT-TO-INCOME RATIOS (%)   LOANS           OUTSTANDING           POOL            COUPON              SCORE     OUTSTANDING
25.00 or less                          836          $ 35,152,528            8.76%           10.09%              700        $42,048
25.01 - 30.00                          603            24,277,139            6.05            9.493               688         40,261
30.01 - 35.00                        1,019            42,493,579           10.59            9.428               687         41,701
35.01 - 40.00                        1,491            64,673,164           16.12            9.594               680         43,376
40.01 - 45.00                        2,212           111,484,928           27.78            9.779               674         50,400
45.01 - 50.00                        1,494            78,120,264           19.47            9.949               660         52,289
50.01 - 55.00                          758            37,108,539            9.25            9.847               654         48,956
55.01 - 60.00                          157             7,904,399            1.97            9.931               648         50,346
60.01 - 65.00                            1                64,760            0.02              8.5               705         64,760
TOTAL:                               8,571          $401,279,299          100.00%            9.76%              674        $46,818
                                       WEIGHTED                                                            PERCENT
                                        AVERAGE         WEIGHTED         PERCENT          PERCENT           SINGLE
                                       ORIGINAL          AVERAGE           FULL            OWNER            FAMILY           PERCENT
RANGE OF DEBT-TO-INCOME RATIOS (%)        LTV              DTI              DOC           OCCUPIED            PUD            CASHOUT
25.00 or less                            95.91%           18.81%           22.58%           79.29%           84.47%           14.38%
25.01 - 30.00                            96.17            27.76            38.18            92.51            88.09            16.89
30.01 - 35.00                             96.2            32.72            43.08            94.21            89.92            19.72
35.01 - 40.00                            97.83            37.67            44.73            95.74            87.24            15.84
40.01 - 45.00                            98.41            42.79            34.08            98.72            79.77            12.85
45.01 - 50.00                            98.87            47.55            54.38             99.6            85.39            12.57
50.01 - 55.00                            99.35            52.42            86.99            99.33            84.31            13.67
55.01 - 60.00                             99.4            56.36             96.7              100            82.63            14.03
60.01 - 65.00                              100               61              100              100              100                0
TOTAL:                                   97.92%           40.41%           46.08%           95.94%           84.54%           14.48%